UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2022

SUPERIOR ENERGY SERVICES INC

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34037	75-2379388
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street
Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 713 654-2200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 under “Equity Awards” of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. In addition, on July 18, 2022 another officer was awarded 8,840 RSUs (as defined below) and 35,360 performance stock units (with respect to a corresponding number of shares of Class B common stock) under the Plan (as defined below) pursuant to award agreements substantially similar to those filed as Exhibits 10.3 and 10.4, respectively, to the Current Report on Form 8-K filed on March 31, 2022. The issuance of the equity awards (and any shares of the Company’s Class B common stock) pursuant to the aforementioned award agreements and the Award Agreement (as defined below) are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2022, the Board of Directors (the “Board”) of Superior Energy Services, Inc. (the “Company”) and the compensation committee of the Board (the “Committee”) approved an executive chairman agreement for Michael Y. McGovern, the Company’s Executive Chairman (the “Executive Chairman Agreement”).

Executive Chairman Agreement for Mr. McGovern

Mr. McGovern’s Executive Chairman Agreement provides for an annual base salary of $750,000, with an initial one-year term that automatically extends for an additional one-year term on the first anniversary of the effective date of the Agreement (the “Extension Date”) unless either party gives 60 days’ prior written notice of non-renewal before expiration of the then-current term. Mr. McGovern’s annual base salary is subject to adjustment (upward or downward) if Mr. McGovern’s duties or commitments change during the term of the Executive Chairman Agreement. Further, in connection with his Executive Chairman Agreement, the Company will grant Mr. McGovern restricted stock units (“RSUs”) under the Company’s 2021 Management Incentive Plan (the “Plan”) and accelerate the vesting of Mr. McGovern’s restricted shares of Class B common stock granted under the Plan (in each case, as discussed below). In addition, Mr. McGovern’s Executive Chairman Agreement provides for a cash lump sum payment to made within thirty (30) days of the Effective Date (as defined in the Executive Chairman Agreement) in an amount equal to $288,306.45 to account for the annual base salary Mr. McGovern would have been paid since assuming the position of Executive Chairman until the Effective Date less any payments received from the Company since assuming the position of Executive Chairman until the Effective Date.

If Mr. McGovern’s employment is terminated by Mr. McGovern for good reason (as defined in the Executive Chairman Agreement) or by the Company for any reason other than: (a) Mr. McGovern’s death or incapacity; (b) for cause (as defined in the Executive Chairman Agreement); (c) upon any non-renewal of the term of the Executive Chairman Agreement; or (d) the occurrence of a change in control (as defined in the Plan), the Company will pay or provide to Mr. McGovern, in addition to his base salary through the date of termination and any rights under the term of equity awards and any medical or other welfare benefits required by law (the “Accrued Amounts”):

•
A lump-sum payment equal to the base salary Mr. McGovern would have been paid from the date of termination through the next Extension Date of the Executive Chairman Agreement; and
•
Healthcare continuation benefits for the period between the date of termination and the next Extension Date of the Executive Chairman Agreement.

The payments and benefits described above (other than the Accrued Amounts) are subject to Mr. McGovern’s timely execution of a release of claims in favor of the Company.

If Mr. McGovern’s employment is terminated by the Company for cause, by Mr. McGovern other than for good reason, due to Mr. McGovern’s death or disability, or upon the occurrence of a change in control, then the Company will only be required to pay to Mr. McGovern or to Mr. McGovern’s estate, as applicable, the Accrued Amounts.

Mr. McGovern will also be bound by, among other typical restrictive covenants, a 12-month post-termination non-compete covenant (unless his employment is terminated by the Company without cause or Mr. McGovern terminates his employment for good reason) and a 12-month post-termination non-solicitation covenant with respect to customers and employees. In connection with his entry into the Executive Chairman Agreement, compliance by with Mr. McGovern with any restrictions in the Company’s Shared Core Values at Work (Code of Conduct) or the Company’s Employee Handbook with respect to investments that may be made or held by Mr. McGovern (or his controlled affiliates or family members) or employment or career opportunities that may be accepted or pursued by Mr. McGovern was waived by the Board, the Committee and the audit committee of the Board, other than those restrictions set forth in the Executive Chairman Agreement or imposed by applicable laws, rules or regulations.

Equity Awards

On July 18, 2022, the Board and the Committee approved a RSU award agreement (the “Award Agreement”) under the Plan for Mr. McGovern for 79,375 RSUs (and a number of corresponding shares of Class B common stock of the Company).

The RSUs under the Award Agreement generally vest in three equal annual installments over a three-year period commencing on the first anniversary of January 20, 2022, subject to earlier vesting upon a change in control (as defined in the Plan) and, generally, Mr. McGovern’s continued employment through the applicable vesting date, and forfeiture on terms and conditions set forth in the Award Agreement. Notwithstanding the foregoing, in the event that Mr. McGovern’s employment is terminated by the Company without cause (excluding due to death or disability (as defined in the Executive Chairman Agreement)) or by Mr. McGovern for good reason, subject to subject to Mr. McGovern’s timely execution of a release of claims in favor of the Company and continued compliance with his restrictive covenants, the tranche of RSUs due to vest on the next scheduled vesting date following the date of termination (i.e., one-third (1/3rd)) will vest.

The foregoing summary of Mr. McGovern’s Award Agreements and Executive Chairman Agreement is qualified in its entirety by the forms of Award Agreements and the Executive Chairman Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and incorporated herein by reference.

Acceleration of Restricted Stock Grant

On July 18, 2022, the Board and the Committee approved accelerated vesting with respect to 15,642 outstanding restricted shares of the Company’s Class B common stock granted to Mr. McGovern pursuant to that certain restricted stock award agreement, dated June 1, 2021, by and between the Company and Mr. McGovern.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1*	Executive Chairman Restricted Stock Unit Award Agreement
10.2*^	Executive Chairman Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Management contract or compensatory plan or arrangement

^ Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superior Energy Services, Inc

Date:	July 19, 2022	By:	/s/ James W. Spexarth
James W. Spexarth Executive Vice President, Chief Financial Officer and Treasurer